UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):   August 21, 2012

CopyTele, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

                                            1-11254                                                                                      11-2622630

                            (Commission File Number)                                                 (IRS Employer Identification No.)

                 900 Walt Whitman Road, Melville, NY                                                                                       11747

                (Address of Principal Executive Offices)                                                                                  (Zip Code)

(631) 549-5900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Chief Executive Officer’s Employment

On August 21, 2012, Denis A. Krusos was terminated as Chief Executive Officer of CopyTele, Inc., a Delaware corporation (the “Company”), effective immediately.  Mr. Krusos will continue to serve as a member of CopyTele’s Board of Directors.  A press release announcing Mr. Krusos’s termination of employment is filed as Exhibit 99.1 hereto.

Appointment of Interim Chief Executive Officer

On August 21, 2012, the Board of Directors (the “Board”) also named the Company’s Chairman of the Board, Lewis H. Titterton Jr., interim Chief Executive Officer to lead the Company while a search for a new Chief Executive Officer is conducted.  Mr. Titterton will not receive any additional compensation for his service as interim Chief Executive Officer.

Mr. Titterton, age 67, has served on the Board since August 16, 2010 and as Chairman of the Board since July 20, 2012. Mr. Titterton is currently Chairman of the Board of NYMED, Inc., a diversified health services company. His background is in high technology with an emphasis on health care and he has been with NYMED, Inc. since 1989. Mr. Titterton founded MedE America, Inc. in 1986 and was Chief Executive Officer of Management and Planning Services, Inc. from 1978 to 1986. Mr. Titterton also served as one of the Company’s directors from July 1999 to January 2003.

For information regarding a related person transaction involving Mr. Titterton and the Company, see the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2011, which was filed with the Securities and Exchange Commission (the “SEC”) on January 30, 2012, and the Company’s 2011 Proxy Statement, which was filed with the SEC on September 23, 2011, which descriptions are incorporated herein by reference.

The Board appointed Mr. Titterton and current directors Henry P. Herms and George P. Larounis to serve on the Executive Committee, a new Board committee that will conduct the search for a new Chief Executive Officer and perform such other duties as shall be determined by the Board.

A press release announcing Mr. Titterton’s appointment as interim Chief Executive Officer is filed as Exhibit 99.1 hereto.

Election of New Director

On August 21, 2012, the Board elected Kent B. Williams to the Board, effective immediately, to serve until the 2012 Annual Meeting of Stockholders.  A press release announcing Mr. Williams’s election to the Board is filed as Exhibit 99.2 hereto.

Mr. Williams has been the managing member of Vista Asset Management LLC, an investment advisory firm providing wealth management and strategic capital introductions, since 2002.  Mr. Williams has more than 40 years’ experience in capital markets, including positions with U.S. Trust, Wood Island Associates and Merrill Lynch.  In 2011, he also founded VIA Motors, a clean tech, plug-in electric vehicle company.  Mr. Williams is also a member of the CFA Institute and the CFA Society of San Francisco.  He has also been an advisor to the St. Mary’s College of California, School of Economics and Business Administration.

As a non-employee director, Mr. Williams will be entitled to receive nonqualified stock options to purchase 60,000 shares of Company common stock each year that he is elected to the Board.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2012, the Board approved amendments to Article II, Section 2 of the Company’s Bylaws to increase the number of directors constituting the entire Board from four to six and to permit the Board to increase or decrease the number of directors constituting the entire Board to not less than three directors nor more than six directors, effective immediately.  The amended and restated Bylaws of CopyTele, Inc. are filed as Exhibit 3.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.
3.1	Bylaws of CopyTele, Inc., as amended August 21, 2012
99.1	Press Release, dated August 22, 2012
99.2	Press Release, dated August 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPYTELE, INC.

Date: August 27, 2012                                                                       By: /s/ Lewis H. Titterton, Jr.

      Lewis H. Titterton, Jr.
      Chairman of the Board and Chief
      Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Bylaws of CopyTele, Inc., as amended August 21, 2012
99.1	Press Release, dated August 22, 2012
99.2	Press Release, dated August 27, 2012